NEWS from Carrington                                            Exhibit 99.1

 FOR IMMEDIATE RELEASE
                                   For Information Contact:
                                   Carlton E. Turner, Chief Executive Officer
                                   (972) 518-1300


                   CARRINGTON REPORTS THIRD QUARTER RESULTS

            *  Total Revenues Down 27.1% from Third Quarter 2004
            * Excluding Raw Material Sales Under Key Pricing Agreement Revenues Showed Double-digit Growth
            *  Research Spending up 12.4%
            *  DelSite Subsidiary Files Drug Master File with FDA


 IRVING, TEXAS - November 10, 2005  - Carrington Laboratories, Inc.  (Nasdaq:
 CARN) today reported revenue of $5.6 million for the quarter ended September 30, 2005, with net loss of $1.6 million or ($0.15) per basic and diluted share.

 Excluding net expenses of $596,000 for DelSite Biotechnologies, Inc., the Company's research and development subsidiary, the quarter's pro forma loss was $978,000. In the year-ago third quarter, the Company reported revenue of $7.7 million and a net profit of $104,000, or $0.01 per basic and diluted share. Pro forma profit was $980,000 before net DelSite expenses of $876,000. These results follow thirteen consecutive quarters where Company revenues exceeded those of the same quarter the previous year and are the consequence of a shortfall in one segment of our business.

 Revenues of the Consumer Services division for the third quarter of 2005 totaled $2.4 million versus $5.1 million in 2004. This $2.7 million revenue shortfall was almost exclusively due to decreased sales of the Company's proprietary raw material, Manapol[R]. Sales of Manapol[R], under a single purchase agreement involving two key customers, were $612,000 in the third quarter 2005, a decrease of 84.1% from the same period in 2004 and 81.1% from their second quarter 2005 level. These sales have been governed by a supply/pricing agreement, which expires on November 30, 2005.

 Excluding the impact of Manapol[R] sales under the pricing agreement, revenues for the Consumer Services division in the third quarter 2005 grew 48.3% versus the third quarter 2004. Total revenue for the third quarter of 2005, excluding Manapol[R] sales under the pricing agreement grew $1.2 million, or 29.8%, compared to the third quarter of 2004.

 Management met with representatives of the lead customer under the pricing agreement to discuss future sales of Manapol[R]. As a result of this meeting, the Company expects the lead customer to continue to purchase Manapol[R] on a purchase order basis without a pricing agreement. October sales and November orders total $612,000, and the Company has received a purchase order for $625,000 of Manapol[R] to be delivered in December. Management and lead customer representatives met on November 8, 2005 to discuss product development and specialty manufacturing services that the Company could provide to the customer.

 Significant growth  occurred in  the  domestic  and  international specialty manufacturing areas. Additionally, revenues of the Company's Medical Services division were up 3.3% to $2.6 million in the third quarter 2005 compared to $2.5 million in the year-earlier period.

 Included in the Company's results for the third quarter 2005 was a one-time, estimated charge of $250,000 for expenses associated with the return and destruction of a product, which was recalled by the Company on August 26, 2005.

 For the first nine months of 2005, Carrington's revenue totaled $22.2 million compared to $23.0 million in the year-ago period, a decrease of 3.9%. Net loss for the nine months was $1.6 million or ($0.15) per basic and diluted share. Pro forma profit for the nine months just ended were $958,000 before net DelSite funding of $2.5 million. For the comparable nine months in 2004, the net loss was $177,000, or ($0.02) per basic and diluted share, after net DelSite funding of $2.5 million. Pro forma profit was $2.3 million before net DelSite expenses.

 Medical Services revenues for the nine months ended September 30, 2005 were $8.0 million compared to $7.9 million in 2004. For the first nine months, Consumer Services posted total sales of $12.8 million in 2005, down 13.8% from $14.8 million the year earlier. Excluding Manapol[R] sales under the pricing agreement, Consumer Services revenues increased 27.7% for the first nine months of 2005 as compared to the same period last year.

 Carlton E. Turner, president and CEO, stated, "Our third quarter results and cash were adversely affected by sales of Manapol[R] to two customers and Manapol[R] inventory required to meet the customers' forecasts. Actions have been taken to reverse these trends and progress has been made. A purchase order for over $600,000 of Manapol[R] has been received for delivery in December. Manapol[R] Gold High Potency, Manapol[R] Whole Leaf and Manapol[R] Bifurcated raw materials have been developed and some materials will be available for sale later this year. Also, we have received a special classification for our Hydrapol[TM] product from the Cosmetic, Toiletry and Fragrance Association (CTFA). We expect this to create increased interest within the cosmetic industry and help sales of this raw material in 2006."

 Turner continued, "Our overall research expenditures are up 12.4% and our commitment to fully develop our drug delivery technology remains a priority. DelSite filed a Drug Master File with the FDA for GelVac[TM] nasal vaccine delivery system and work now starts on a pre-IND filing. I am still optimistic that our goal to have a development/research partner by the end of fiscal 2005 will occur.

 "Outlook for the fourth quarter of 2005 is growth over the third quarter. Although revenues for 2006 will be hurt by the reduction of royalties from Medline, I am optimistic about our plan to grow the top line in 2006. I also expect DelSite's revenues to grow double-digit over 2005."


 Conference Call Today

 Investors are invited to listen to today's conference call at 3:30PM Central, 4:30PM Eastern by dialing 800-561-2718 and 617-614-3525 international, passcode 83265387. The call is also being webcast by CCBN and can be accessed at Carrington's website at www.carringtonlabs.com.

 A replay of the call will be available a few hours after the call concludes by dialing 888-286-8010 and 617-801-6888 international. The passcode for the replay is 42601476.

 The webcast will be distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors are invited to listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents at www.streetevents.com.


 About DelSite

 DelSite Biotechnologies, Inc., a wholly-owned subsidiary of Carrington Laboratories, was established to commercialize its novel polymer drug delivery technology. Currently, DelSite is focused on developing delivery systems for vaccines and therapeutic proteins and peptides that could benefit from improved intranasal, topical and injectable routes of administration. For more information please visit www.delsite.com.

 DelSite Biotechnologies, Inc., a wholly owned subsidiary of Carrington, is a biotechnology company established to commercialize its novel polymer drug delivery technology. Currently, DelSite is focusing its resources on developing GelSite[R] as an injectable delivery system for the controlled release of new or existing therapeutic proteins and peptides, and GelVac[TM] as an intranasal platform for the delivery of vaccines. In March 2004, DelSite was awarded a Small Business Innovation Research biodefense grant by the National Institute of Allergy and Infectious Diseases to further its work. DelSite's technology is protected by composition of matter, process and use patents that are issued, pending or under review. For more information, visit www.delsite.com.


 About Carrington

 Carrington Laboratories, Inc., is an ISO 9001-certified, research-based biopharmaceutical and consumer products company currently utilizing naturally-occurring complex carbohydrates to manufacture and market products for mucositis, radiation dermatitis, wound and oral care as well as to manufacture and market the nutraceutical raw material Manapol[R] and cosmetic raw material Hydrapol[TM]. Carrington also manufactures and markets consumer products under the AloeCeuticals[R] brand and manufactures quality products for other companies. Manufacturing operations comply with cGMP standards. The Company's DelSite Biotechnologies subsidiary is developing its propriety GelSite[R] technology designed to provide controlled release of peptide and protein-based drugs. Carrington's technology is protected by more than 130 patents in 26 countries. Most medical devices are honored with the internationally coveted CE mark, recognized by more than 20 countries around the world. For more information, visit www.carringtonlabs.com.


 Non-GAAP Financial Information

 This press release contains the non-generally accepted accounting principle financial measures of Pro Forma Profit and Loss which are defined as net income or loss excluding net DelSite expenses. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP). We believe these measures are useful to investors because they may provide users of this financial information with a meaningful measure of the Company's profitability before funding the research and development activities of its DelSite subsidiary. Pro Forma Profit and Loss are not measures of financial performance under GAAP and thus should not be considered in isolation. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Our reconciliation of these measures to net income or loss is included in the following tables.

 This press release also contains the non-generally accepted accounting principle financial measures of Consumer Services revenue excluding raw material sales under pricing agreement, which is defined as total revenues for the Consumer Services Division less sales of raw materials to two key customers under a pricing agreement, and total revenue excluding raw material sales under pricing agreement, which is defined as total revenues for the Company less sales of raw materials to two key customers under a pricing agreement. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP). We believe these measures are useful to investors because they may provide users of this financial information with a meaningful measure of the Company's revenue growth outside of sales under a key pricing agreement which decreased significantly during the quarter. These measures are not measures of financial performance under GAAP and thus should not be considered in isolation. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Our reconciliation of these measures to GAAP revenues is included in the following tables.

  Certain statements in this release concerning Carrington may be forward-looking. Actual events will be dependent upon a number of factors and risks including, but not limited to: subsequent changes in plans by the Company's management; delays or problems in formulation, manufacturing, distribution, production and/or launch of new finished products; changes in the regulatory process; changes in market trends; changes in select customers' business plans; and a number of other factors and risks described from time to time in the Company's filings with the Securities & Exchange Commission, including the Form 10-Q filed August 15, 2005.

  Carrington, Manapol, AloeCeuticals, Hydrapol, GelSite, GelVac and Acemannan Hydrogel are trademarks, registered trademarks or service marks of Carrington Laboratories, Inc., in the United States and other countries. All other trademarks or service marks contained herein are the properties of their respective owners.

                         CARRINGTON LABORATORIES, INC.
               Condensed Consolidated Statements of Operations
                                 (unaudited)
                   (in thousands, except per share amounts)

                                       Three Months Ended    Nine Month Ended
                                         September 30,        September 30,
                                         2005      2004       2005      2004
                                        ------    ------     ------    ------
 Revenue:
 Medical Services                      $ 2,008   $ 1,925    $ 6,120   $ 6,090
 Royalty Income                            617       617      1,852     1,852
                                        ------    ------     ------    ------
 Medical Services, Total                 2,625     2,542      7,972     7,942
 Consumer Services                       2,400     5,066     12,766    14,808
 Grant income, DelSite                     608       121      1,414       310
                                        ------    ------     ------    ------
                                         5,633     7,729     22,152    23,060
 Cost and expenses:
 Cost of product sales                   4,056     4,391     13,646    13,778
 Selling, general and administrative     1,732     1,929      5,488     5,867
 Research and development                  204       256        657       710
 Research and development-DelSite        1,204       997      3,938     2,762
 Other (income) expense                      -         -       (133)      (37)
 Interest expense, net                      41        52        122       157
                                        ------    ------     ------    ------
 Net income (loss) before income taxes  (1,604)      104     (1,566)     (177)
 Benefit for income taxes                  (30)        -          -         -
                                        ------    ------     ------    ------
 Net income (loss)                     $(1,574)  $   104    $(1,566)  $  (177)
                                        ======    ======     ======    ======
 Net income (loss) per common share
   Basic and diluted                   $ (0.15)  $  0.01    $ (0.15)  $ (0.02)

 Weighted average shares outstanding
   basic                                10,769    10,656     10,750    10,559
 Weighted average shares outstanding
   diluted                              10,769    11,507     10,750    10,559


 Reconciliation of Non-GAAP Financial
   Measures:

 Net income (loss)                     $(1,574)  $   104    $(1,566)  $  (177)
 Less: DelSite grant income                608       121      1,414       310
 Plus: DelSite expenses                  1,204       997      3,938     2,762
                                        ------    ------     ------    ------
 Pro forma profit (loss)
   before DelSite                      $  (978)  $   980    $   958   $ 2,275
                                        ======    ======     ======    ======

 Consumer Services revenue             $ 2,400   $ 5,066    $12,766   $14,808
 Less: raw material revenue under
   key pricing agreement                   612     3,861      7,758    10,885
                                        ------    ------     ------    ------
 Consumer Services revenue excluding
   raw material under key pricing
   agreement                           $ 1,788   $ 1,205    $ 5,008   $ 3,923
                                        ======    ======     ======    ======


 Total revenue                         $ 5,633   $ 7,729    $22,152   $23,060
 Less: raw material revenue under
   key pricing agreement                   612     3,861      7,758    10,885
                                        ------    ------     ------    ------
 Total revenue excluding raw material
   under key pricing agreement         $ 5,021   $ 3,868    $14,394   $12,175
                                        ======    ======     ======    ======

                        CARRINGTON LABORATORIES, INC.
               Condensed Consolidated Statements of Operations
                              (in thousands)

                                                  September 30, December 31,
                                                      2005         2004
                                                     ------       ------
                                                  (unaudited)   (audited)
 ASSETS:
 Current Assets:
 Cash and cash equivalents                          $ 1,370      $ 2,430
 Accounts receivable, net                             1,691        3,325
 Inventories, net                                     5,240        4,614
 Prepaid expenses                                       556          197
                                                     ------       ------
 Total current assets                                 8,857       10,566
 Property, plant and equipment, net                   6,972        6,978
 Land and building held for sale, net                 4,568        4,696
 Customer relationships, net                            440          585
 Other assets, net                                      162          192
                                                     ------       ------
 Total assets                                       $20,999      $23,017
                                                     ======       ======

 LIABILITIES AND SHAREHOLDERS' EQUITY:
 Current Liabilities:
 Line of credit                                     $ 2,562      $ 1,887
 Accounts payable                                     1,801        1,674
 Accrued liabilities                                  1,418        1,328
 Current portion of long-term debt
   and capital lease obligations                        766        1,000
 Deferred revenue                                     1,701        2,433
                                                     ------       ------
 Total current liabilities                          $ 8,248      $ 8,322
 Long-term debt and capital lease obligations           756        1,324
 Commitments and contingencies                            -            -

 Shareholders' Equity:
 Common stock                                           108          107
 Capital in excess of par value                      53,902       53,713
 Accumulated deficit                                (42,012)     (40,446)
 Treasury stock at cost                                  (3)          (3)
                                                     ------       ------
 Total shareholders' equity                          11,995       13,371
                                                     ------       ------
 Total liabilities and shareholders' equity         $20,999      $23,017
                                                     ======       ======

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